Exhibit b-91





                         State of Missouri
             Rebecca McDowell Cook, Secretary of State
     James C. Kirkpatrick State Information Center
600 W. Main Street, Rm 322, Jefferson City, MO  65101

Corporations Division
P.O. Box 778, Jefferson City, MO 65102




              Amended Articles Accepting
                Close Corporation Law
    (Submit in duplicate with filing fee of $525.00)


         The corporation's Articles of Incorporation are hereby amended and restated by two-thirds of all outstanding shareholders on May 16, 2000 to become a statutory close corporation:


                     Article One
         The name of the corporation is KLT Energy
Services Inc.     and it is a statutory close
corporation.


                     Article Two

         The name and address of its initial registered agent in this state is:

         Corporation Service Company d/b/a CSC-Lawyers
Incorporating Service Company 221 Bolivar Street,
Jefferson City, MO 65101




                    Article Three

       (A)    The aggregate number, class and par
value, if any, of shares which the corporation shall have authority to issue are as follows: 25,000 shares of common stock, all of which are without par value.


       (B)    The preferences, qualifications,
limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect to the shares of each class are as follows:
There shall be no preferences, qualifications, limitations, restrictions or special or relative rights, including convertible rights, in respect of the shares herein authorized.


                     Article Four

       (A)    The transfer of shares by a living
shareholder are as follows:
            1.     Governed by section 351.770; or
            2.     Stated as follows (state conditions
for transfer): There are no conditions or restrictions on transfer.





       (B)    The transfer of shares of a deceased
shareholder are as follows:
            1.     Governed by sections 351.780, 785 &
790 and modified as follows (state modifying conditions if any):


                   or











            2.     Governed by the following
conditions: There are no conditions or restrictions on transfer.




                     Article Five
                     (Choose one)

         X The corporation does not have a board of directors; or

          The number of directors to constitute the first board of directors is
         Thereafter the number of directors shall be fixed by. or the manner provided in the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change; or

          The number of directors to constitute the
board of directors is     (The number of directors to
constitute the board of directors must be stated herein if there are to be less than three directors. The person to constitute the first board of directors may, but not need, be named.)


                     Article Six

         The duration of the corporation is perpetual.


                    Article Seven

         The corporation is formed for the following purposes: The corporation is organized to engage in any lawful purpose.






                    Article Eight

         This close corporation shall be dissolved in the following manner (complete both A & B):

       (A)    The following shareholder or shareholders
have authority to dissolve the corporation (indicate
all if all have authority and the percentage of votes
required to vote on the dissolution, otherwise list
name of individual shareholders with authority to
dissolve):   All shareholders have authority to vote on
a proposal of dissolution. Such proposal must be approved by at least 2/3 of the votes entitled to be cast on the proposal.


       (B)    The above shareholder or shareholders may
dissolve the corporation as follows:
             1.    At will (check here x    ); or
            2.     Upon the occurrence or the following
specified event(s) or contingencies):


                     Article Nine


         The following statement shall appear
conspicuously on each share certificate:

              The rights of shareholders in a statutory close corporation may differ materially from the rights of shareholders in other corporations. Copies of the articles of incorporation and bylaws, shareholders' agreements, and other documents, any of which may restrict transfers and affect voting and other rights, may be obtained by a shareholder on written request to the corporation. (351.760, RSMo)


                     Article Ten
         (Any additional optional statements)







         The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless you indicate a future date, as follows:
                  (Date may not be more than 90 days
after the filing date in this office)







         In affirmation thereof, the facts stated above are true.

               /s/Gregory J. Orman
     Signature of Officer or Chairman of the Board

               Jeanie Sell Latz
          Printed or Typed Name of Incorporator

               May 16, 2000
               Date of Signature